UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 21, 2011

Merck & Co., Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-6571	22-1918501
(Commission File Number)	(I.R.S. Employer Identification No.)

One Merck Drive, PO Box 100, Whitehouse Station, NJ	08889-0100
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(908) 423-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

Pursuant to the Call Option Agreement, dated as of July 29, 2009, by and among Merck & Co., Inc., formerly known as Schering-Plough Corporation (“Merck”), Sanofi-Aventis (“Sanofi-Aventis”) and Merck Sharp & Dohme Corp., formerly known as Merck & Co., Inc., (“Old Merck”) as amended on February 17, 2010 by Amendment No. 1 thereto, February 18, 2010 by Amendment No. 2 thereto, February 19, 2010 by Amendment No. 3 thereto and March 8, 2010 by Amendment No. 4 thereto (as so amended, the “Call Option Agreement”), Merck granted to Sanofi-Aventis the right to conduct due diligence on Merck’s (and its subsidiaries’) animal health business and the option (the “Call Right”), exercisable at the sole discretion of Sanofi-Aventis, to acquire from Merck (by way of contribution to Sanofi-Aventis’ animal health subsidiary, Merial Limited (“Merial”)) Merck’s animal health business in exchange for the issuance and transfer of 50% of the then-outstanding equity interests in Merial, such that Sanofi-Aventis and Merck would each own 50% of Merial as of the consummation of such transactions. Merck, Sanofi-Aventis and Merial entered into that certain Contribution Agreement, dated as of March 30, 2010, as subsequently amended (as so amended, the “Contribution Agreement”), as a consequence of Sanofi-Aventis’ exercise of the Call Right.

On March 21, 2011, Merck, Old Merck, Sanofi-Aventis and Merial Limited entered into a Master Termination Agreement and Release whereby the parties thereto agreed to terminate the Call Option Agreement and the Contribution Agreement.

Item 8.01. Other Events.

On March 22, 2011, Merck issued a joint news release with Sanofi-Aventis announcing the execution of the Master Termination Agreement and Release. A copy of the joint news release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Master Termination Agreement and Release, by and among Merck & Co., Inc., Merck Sharp & Dohme Corp., Sanofi-Aventis and Merial Limited, dated March 21, 2011.
Exhibit 99.1	News release issued March 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

Date: March 24, 2011	By:	/s/ Katie E. Fedosz
KATIE E. FEDOSZ
Senior Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Master Termination Agreement and Release, by and among Merck & Co., Inc., Merck Sharp & Dohme Corp., Sanofi-Aventis and Merial Limited, dated March 21, 2011.

99.1	News release issued March 22, 2011